Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Business First Bancshares, Inc. of our report dated March 8, 2018 relating to the consolidated financial statements of Business First Bancshares, Inc. and Subsidiaries included in the Annual Report on Form 10-K of Business First Bancshares, Inc. for the year ended December 31, 2017.

We also consent to the reference to our firm under the captions “Experts” in the prospectus included with the Form S-3.

/s/ Hannis T. Bourgeois, LLP

Hannis T. Bourgeois, LLP

Baton Rouge, Louisiana

May 4, 2018